Exhibit 99.1

MURPHY OIL ANNOUNCES SECOND QUARTER EARNINGS

EL DORADO, Arkansas, August 4, 2010 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the second quarter of 2010 was $272.3 million ($1.41 per diluted share) compared to net income of $158.8 million ($0.83 per diluted share) in the second quarter of 2009. Income improved in 2010 in both the upstream and downstream businesses of the Company. Upstream earnings improved in the 2010 quarter due to higher oil and natural gas sales volumes and sales prices, while downstream earnings in 2010 improved due to stronger U.S. retail marketing margins. Net income in the 2009 quarter included a $24.7 million after-tax charge ($0.13 per diluted share) associated with an anticipated reduction of the Company’s working interest in the Terra Nova field, offshore Eastern Canada, $13.4 million of after-tax gains ($0.07 per diluted share) from insurance settlements for fire and hurricane damages in prior years at the Meraux, Louisiana, refinery, and a $2.1 million after-tax loss ($0.01 per diluted share in discontinued operations) for post-closing settlements and other adjustments on the sale of Ecuador properties that occurred in the first quarter 2009.

For the first six months of 2010, net income totaled $421.2 million ($2.18 per diluted share) compared to net income of $329.9 million ($1.72 per diluted share) for the same period in 2009. The six-month 2009 period included income from discontinued operations of $97.8 million ($0.51 per diluted share), primarily related to an after-tax gain of $103.6 million from the sale of Ecuador properties.

Second Quarter 2010 vs. Second Quarter 2009

Exploration and Production (E&P)

The Company’s income from continuing exploration and production operations was $219.1 million in the second quarter of 2010 compared to $118.3 million in the same quarter of 2009. Income in the 2010 quarter exceeded 2009 primarily due to higher crude oil and natural gas sales prices and sales volumes in the current period. The 2009 quarter included a $24.7 million after-tax charge for an anticipated reduction in working interest at the Terra Nova field. Worldwide production totaled 189,951 barrels of oil equivalent per day in the second quarter 2010, a 33% increase from the same quarter in 2009. Total crude oil and gas liquids production was 131,983 barrels per day in the second quarter of 2010 compared to 118,145 barrels per day in the 2009 quarter, with the 12% increase primarily attributable to production at the Thunder Hawk field in the Gulf of Mexico and at the Azurite field, offshore Republic of the Congo, both of which came on production in the third quarter 2009. Additionally, Syncrude oil production was higher in 2010 than 2009 due to less downtime for maintenance in the current period. Oil production in Malaysia was lower in the 2010 period mostly due to a smaller entitlement percentage allocable to the Company at the Kikeh field, offshore Sabah. Crude oil and gas liquids sales volumes averaged 131,810 barrels per day in the second quarter of 2010 compared to 112,538 barrels per day in the 2009 quarter. The Company’s worldwide crude oil and condensate sales prices averaged $64.68 per barrel for the second quarter of 2010 compared to $53.55 per barrel in the second quarter of 2009. Natural gas sales volumes averaged a Company record 348 million cubic feet per day in the second quarter of 2010 compared to 147 million cubic feet per day in the 2009 quarter. The 136% increase in natural gas sales volumes in 2010 was a result of production at a field offshore Sarawak, Malaysia, that started up in the third quarter of 2009, continued ramp-up of natural gas production volumes at the Tupper area in British Columbia, Canada, and higher third party gas demand from the Kikeh field, offshore Sabah, Malaysia. North American natural gas sales prices averaged $4.16 per thousand cubic feet (MCF) in the 2010 quarter compared to $3.25 per MCF in the same quarter of 2009. Natural gas from an offshore Sarawak field was sold at an average price of $5.10 per MCF during the second quarter 2010. Exploration expenses were $53.2 million in the second quarter of 2010 compared to $35.0 million in the same period of 2009, with the increase mainly attributable to a combination of remaining dry hole costs for the Batai well in Malaysia, geophysical costs in the Eagle Ford shale area of South Texas, the Gulf of Mexico and Republic of the Congo, and early exploration activities in Suriname.

Refining and Marketing (R&M)

The Company’s refining and marketing operations generated income of $83.8 million in the second quarter 2010 compared to income of $27.8 million in the same quarter of 2009. The R&M earnings improvement in the 2010 second quarter was primarily in the United States, where quarterly earnings were $79.4 million in 2010 compared to $21.4 million in 2009. U.S. manufacturing income of $9.8 million in the 2010 quarter was less than the 2009 quarter primarily due to the aforementioned 2009 insurance settlements at the Meraux refinery totaling $13.4 million after taxes. U.S. marketing results were a profit of $69.6 million in the 2010 quarter compared to $7.1 million in the 2009 quarter. The 2010 quarter had average retail marketing margins of $0.162 per gallon, up from $0.078 per gallon in the prior year. Income for the United Kingdom R&M business declined $2.0 million primarily due to a turnaround at the Milford Haven, Wales, refinery early in the 2010 quarter and problems related to its restart following the maintenance downtime. The 2010 quarter benefited by $6.0 million for U.K. income tax adjustments.

Corporate

Corporate functions incurred net costs of $30.6 million in the 2010 second quarter compared to net benefits of $14.8 million in the 2009 second quarter, with the unfavorable result in 2010 related to losses on transactions denominated in foreign currencies in the current quarter compared to gains on these transactions in the 2009 quarter. The significant weakening of the U.S. dollar versus certain foreign currencies during the second quarter 2009 led to large foreign exchange gains in the prior year, primarily in the United Kingdom. After-tax foreign currency effects were losses of $1.6 million in the 2010 quarter compared to gains of $33.6 million in the same 2009 quarter. Net interest expense was higher in the 2010 quarter primarily due to lower interest costs capitalized to oil and natural gas development projects. Administrative costs were also higher in 2010 primarily due to more employee compensation expense.

First Six Months 2010 vs. First Six Months 2009

Exploration and Production (E&P)

The Company’s E&P business earned $466.1 million from continuing operations in the first six months of 2010 compared to earnings of $168.6 million in the same period of 2009. Earnings in 2010 were favorably affected by significantly higher crude oil and natural gas sales prices compared to a year ago. The Company also benefited from higher crude oil and natural gas sales volumes in 2010 compared to 2009. The 2009 period included the aforementioned $24.7 million charge after taxes for an anticipated redetermination at the Terra Nova field. Worldwide production amounted to 193,071 barrels of oil equivalents per day during the first six months of 2010, 28% higher than the same period a year ago. Crude oil and gas liquids production for the first six months of 2010 averaged 135,502 barrels per day compared to 128,673 barrels per day in 2009. The 5% oil production increase in 2010 was mostly caused by higher crude oil produced at the Thunder Hawk field in the Gulf of Mexico and the Azurite field, offshore Republic of the Congo. Natural gas sales volumes were 345 million cubic feet per day in 2010 compared to 129 million cubic feet per day in 2009, with the 167% increase resulting from new volumes produced at a Sarawak natural gas field, offshore Malaysia, ramp-up of gas production at the Tupper area in British Columbia, and higher sales volumes from the Kikeh field, offshore Sabah, Malaysia. Crude oil and condensate sales prices averaged $64.59 per barrel in the 2010 period compared to $48.01 per barrel in 2009. North American natural gas was sold at an average price of $4.61 per MCF in 2010, compared to $3.89 per MCF in 2009. Sarawak natural gas production was sold at an average of $4.87 per MCF during 2010. Exploration expenses were $119.5 million in 2010 compared to $146.1 million in 2009. The lower costs in the 2010 period primarily resulted from dry hole costs related to unsuccessful wildcat drilling in the prior year in Australia and the United States, more geophysical costs in 2009 in Suriname, and higher leasehold amortization in 2009 at the Tupper West area in Western Canada. These favorable impacts were somewhat offset by higher costs in 2010 for geophysical activities and leasehold amortization at the Eagle Ford shale area in South Texas and unsuccessful exploration drilling in Malaysia.

Refining and Marketing (R&M)

The Company’s refining and marketing operations had earnings of $54.1 million in the first six months of 2010, compared to earnings of $38.6 million in the same 2009 period. U.S. manufacturing operating results declined from a profit of $22.6 million in the 2009 period to a loss of $13.8 million in 2010 due to a plant-wide turnaround at the Meraux, Louisiana refinery in 2010, weaker refining margins in the current year and the aforementioned insurance settlements at Meraux in 2009. U.S. marketing operations had income of $78.5 million in the first six months of 2010, significantly above the $13.4 million of income in the same period in 2009. U.S. retail marketing margins averaged $0.123 per gallon in 2010 compared to $0.064 per gallon in 2009. R&M operations in the U.K. showed a six-month loss of $10.6 million in the 2010 period, down significantly from income of $2.6 million in the prior year, as this operation experienced significantly weaker refining margins in the current year and the Milford Haven, Wales, refinery was shut down about two months in 2010 for a major turnaround and expansion project.

Corporate and Other

Corporate after-tax costs were $99.0 million in the first six months of 2010 compared to after-tax benefits of $24.9 million in the 2009 period. The 2010 results included $42.9 million of after-tax losses on transactions denominated in foreign currencies compared to after-tax profits of $59.7 million in 2009. Additionally, higher net interest expense in 2010 compared to 2009 was attributable to a combination of higher borrowing levels in the current period and lower amounts of interest capitalized to ongoing oil and natural gas development projects. Higher administrative costs in 2010 were mostly associated with more employee compensation expense.

David M. Wood, President and Chief Executive Officer, commented, “Although our Gulf of Mexico exploration program has been deferred due to the government imposed drilling moratorium, we have continued to remain very active onshore North America. In the Eagle Ford shale in South Texas, we completed additional wells in the second quarter and are currently drilling our eighth and ninth wells in the play. Beginning in the third quarter of 2010, we will have three rigs operating in the Eagle Ford shale, where our emphasis will be primarily in the liquids rich areas. In the Montney play in British Columbia, Canada, we continue to drive down drilling and completion costs, while producing strong well results, which is crucial in today’s tough gas pricing environment. We have six rigs operating in Canada, five in the Montney and one at Seal. Construction of our 180 million cubic feet per day capacity gas plant at Tupper West is well under way with first gas expected in the first half of 2011. In the fourth quarter 2010, we will drill three exploratory wells in Republic of the Congo, using a rig we have redeployed from the Gulf of Mexico, and will also drill prospects in Indonesia and Suriname. We have commenced the process of selling our U.S. refining and U.K. R&M operations.

“Total production in the third quarter of 2010 should average 180,000 barrels of oil equivalent per day, but sales volumes are projected to average 178,000 barrels of oil equivalent per day. Third quarter production is estimated to be less than previously anticipated mostly due to unplanned downtime at Kikeh in Malaysia and continued delays in bringing on new wells at the Azurite development in Republic of the Congo. At Kikeh, a failure of a coiled tubing unit during a workover has caused us to wait for a rig to arrive in the fourth quarter to complete our workover program. Currently, the facility is producing at temporarily reduced rates near 100,000 barrel equivalents per day. Three wells are currently onstream at Azurite with additional wells expected to be brought onstream through the fourth quarter. Due to the issues mentioned, we are lowering our 2010 yearly average production forecast to 194,000 barrels of oil equivalent per day. We currently expect earnings in the third quarter to be between $1.10 and $1.15 per diluted share. This earnings projection includes a contribution from our refining and marketing business of approximately $70 million, and total exploration expense ranging from $80 to $90 million. Projected results for the third quarter could be affected by commodity prices, drilling results, timing of oil sales, refining and marketing margins and foreign currency effects.”

The public is invited to access the Company’s conference call to discuss second quarter 2010 results on Thursday, August 5, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via telephone by dialing 1-888-267-6301. The telephone reservation number for the call is 6543170. Replays of the call will be available through the same address on Murphy Oil’s Web site, and a recording of the call will be available through August 9 by calling 1-888-203-1112. Audio downloads of the conference will be available on Murphy’s Web site through September 1, 2010.

Summary financial data and operating statistics for the second quarter and first six months of 2010 with comparisons to 2009 are contained in the attached tables.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2009 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended June 30, 2010		Three Months Ended June 30, 2009*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$167.6	14.5	82.9	3.9
Canada	240.9	62.3	175.2	(6.4)
Malaysia	429.4	158.2	306.2	127.2
United Kingdom	29.1	8.4	15.1	3.6
Republic of the Congo	25.4	(8.9)	—	1.8
Other	.3	(15.4)	.2	(11.8)

	892.7	219.1	579.6	118.3

Refining and marketing
United States Manufacturing	1,258.1	9.8	856.9	14.3
United States Marketing	4,080.9	69.6	3,106.0	7.1
United Kingdom	416.6	4.4	688.0	6.4

	5,755.6	83.8	4,650.9	27.8

	6,648.3	302.9	5,230.5	146.1
Intersegment transfers elimination	(1,055.9)	—	(731.0)	—

	5,592.4	302.9	4,499.5	146.1
Corporate	(.5)	(30.6)	56.3	14.8

Revenue/income from continuing operations	5,591.9	272.3	4,555.8	160.9
Discontinued operations, net of tax	—	—	—	(2.1)

Total revenues/net income	$5,591.9	272.3	4,555.8	158.8

	Six Months Ended June 30, 2010		Six Months Ended June 30, 2009*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$342.6	33.2	153.9	(3.4)
Canada	463.8	111.5	309.7	(5.8)
Malaysia	933.3	331.7	643.6	244.7
United Kingdom	81.5	25.0	26.8	7.0
Republic of the Congo	53.7	(6.4)	—	2.1
Other	2.6	(28.9)	.7	(76.0)

	1,877.5	466.1	1,134.7	168.6

Refining and marketing
United States Manufacturing	2,014.5	(13.8)	1,434.8	22.6
United States Marketing	7,686.5	78.5	5,437.4	13.4
United Kingdom	959.0	(10.6)	1,173.9	2.6

	10,660.0	54.1	8,046.1	38.6

	12,537.5	520.2	9,180.8	207.2
Intersegment transfers elimination	(1,715.7)	—	(1,264.8)	—

	10,821.8	520.2	7,916.0	207.2
Corporate	(49.7)	(99.0)	85.4	24.9

Revenue/income from continuing operations	10,772.1	421.2	8,001.4	232.1
Discontinued operations, net of tax	—	—	—	97.8

Total revenues/net income	$10,772.1	421.2	8,001.4	329.9

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED JUNE 30, 2010 AND 2009

(Millions of dollars)	United States	Canada	Malaysia	United Kingdom	Republic of the Congo	Other	Synthetic Oil – Canada	Total
Three Months Ended June 30, 2010
Oil and gas sales and other revenues	$167.6	140.9	429.4	29.1	25.4	.3	100.0	892.7
Production expenses	33.7	26.5	70.3	5.0	14.6	—	47.7	197.8
Depreciation, depletion and amortization	80.1	47.0	90.9	5.8	12.7	.3	12.2	249.0
Accretion of asset retirement obligations	1.7	1.2	2.4	.6	—	.1	1.6	7.6
Exploration expenses
Dry holes	—	—	7.9	—	.1	(.5)	—	7.5
Geological and geophysical	4.7	(.1)	.8	.1	3.1	1.3	—	9.9
Other	3.1	.1	—	.1	(.3)	5.2	—	8.2

	7.8	—	8.7	.2	2.9	6.0	—	25.6
Undeveloped lease amortization	18.3	8.0	—	—	—	1.3	—	27.6

Total exploration expenses	26.1	8.0	8.7	.2	2.9	7.3	—	53.2

Terra Nova working interest redetermination	—	5.4	—	—	—	—	—	5.4
Selling and general expenses	5.4	2.9	.2	.7	.3	8.0	.2	17.7

Results of operations before taxes	20.6	49.9	256.9	16.8	(5.1)	(15.4)	38.3	362.0
Income tax provisions	6.1	15.0	98.7	8.4	3.8	—	10.9	142.9

Results of operations (excluding corporate overhead and interest)	$14.5	34.9	158.2	8.4	(8.9)	(15.4)	27.4	219.1

Three Months Ended June 30, 2009*
Oil and gas sales and other revenues	$82.9	121.2	306.2	15.1	—	.2	54.0	579.6
Production expenses	15.7	26.7	39.6	3.6	—	—	44.9	130.5
Depreciation, depletion and amortization	44.2	47.0	61.8	3.2	.1	.2	5.9	162.4
Accretion of asset retirement obligations	1.7	1.0	1.9	.3	—	.2	1.0	6.1
Exploration expenses
Dry holes	(.6)	—	.1	—	—	1.5	—	1.0
Geological and geophysical	.8	.3	.4	—	—	.7	—	2.2
Other	2.8	.1	—	.2	(1.9)	2.6	—	3.8

	3.0	.4	.5	.2	(1.9)	4.8	—	7.0
Undeveloped lease amortization	7.0	19.7	—	—	—	1.3	—	28.0

Total exploration expenses	10.0	20.1	.5	.2	(1.9)	6.1	—	35.0

Terra Nova working interest redetermination	—	35.1	—	—	—	—	—	35.1
Selling and general expenses	5.1	4.3	(.9)	.8	—	5.4	.2	14.9

Results of operations before taxes	6.2	(13.0)	203.3	7.0	1.8	(11.7)	2.0	195.6
Income tax provisions (benefits)	2.3	(4.9)	76.1	3.4	—	.1	.3	77.3

Results of operations (excluding corporate overhead and interest)	$3.9	(8.1)	127.2	3.6	1.8	(11.8)	1.7	118.3

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

SIX MONTHS ENDED JUNE 30, 2010 AND 2009

(Millions of dollars)	United States	Canada	Malaysia	United Kingdom	Republic of the Congo	Other	Synthetic Oil – Canada	Total
Six Months Ended June 30, 2010
Oil and gas sales and other revenues	$342.6	276.1	933.3	81.5	53.7	2.6	187.7	1,877.5
Production expenses	66.5	52.3	154.1	14.2	26.5	—	99.5	413.1
Depreciation, depletion and amortization	155.5	93.1	196.8	14.1	22.1	.6	22.2	504.4
Accretion of asset retirement obligations	3.4	2.4	4.7	1.1	.1	.2	3.2	15.1
Exploration expenses
Dry holes	.1	—	30.5	—	(.3)	(.5)	—	29.8
Geological and geophysical	17.1	.5	1.0	.5	3.4	3.4	—	25.9
Other	5.7	.2	—	.2	—	9.3	—	15.4

	22.9	.7	31.5	.7	3.1	12.2	—	71.1
Undeveloped lease amortization	31.2	14.7	—	—	—	2.5	—	48.4

Total exploration expenses	54.1	15.4	31.5	.7	3.1	14.7	—	119.5

Terra Nova working interest redetermination	—	10.9	—	—	—	—	—	10.9
Selling and general expenses	13.4	6.5	.3	1.6	(.6)	15.2	.4	36.8

Results of operations before taxes	49.7	95.5	545.9	49.8	2.5	(28.1)	62.4	777.7
Income tax provisions	16.5	28.6	214.2	24.8	8.9	.8	17.8	311.6

Results of operations (excluding corporate overhead and interest)	$33.2	66.9	331.7	25.0	(6.4)	(28.9)	44.6	466.1

Six Months Ended June 30, 2009*
Oil and gas sales and other revenues	$153.9	201.6	643.6	26.8	—	.7	108.1	1,134.7
Production expenses	30.9	48.4	89.1	5.5	—	—	89.8	263.7
Depreciation, depletion and amortization	87.5	81.5	135.5	5.3	.1	.6	12.2	322.7
Accretion of asset retirement obligations	3.4	2.0	3.6	.8	—	.3	2.0	12.1
Exploration expenses
Dry holes	10.8	—	13.8	—	—	43.9	—	68.5
Geological and geophysical	1.6	1.3	.2	—	—	12.9	—	16.0
Other	4.4	.2	—	.2	(2.2)	5.3	—	7.9

	16.8	1.5	14.0	.2	(2.2)	62.1	—	92.4
Undeveloped lease amortization	12.9	38.9	—	—	—	1.9	—	53.7

Total exploration expenses	29.7	40.4	14.0	.2	(2.2)	64.0	—	146.1

Terra Nova working interest redetermination	—	35.1	—	—	—	—	—	35.1
Selling and general expenses	10.5	7.8	(.8)	1.6	—	11.7	.4	31.2

Results of operations before taxes	(8.1)	(13.6)	402.2	13.4	2.1	(75.9)	3.7	323.8
Income tax provisions (benefits)	(4.7)	(2.9)	157.5	6.4	—	.1	(1.2)	155.2

Results of operations (excluding corporate overhead and interest)	$(3.4)	(10.7)	244.7	7.0	2.1	(76.0)	4.9	168.6

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenues	$5,591,931	4,555,846	10,772,091	8,001,398

Costs and expenses
Crude oil and product purchases	4,253,167	3,574,531	8,232,126	6,130,575
Operating expenses	460,244	373,889	925,851	736,250
Exploration expenses	53,093	34,946	119,457	146,051
Selling and general expenses	68,851	61,602	133,982	118,434
Depreciation, depletion and amortization	288,212	197,429	580,892	392,198
Accretion of asset retirement obligations	7,844	6,164	15,457	12,417
Redetermination of Terra Nova working interest	5,346	35,091	10,862	35,091
Interest expense	13,893	13,184	28,702	25,172
Interest capitalized	(3,696)	(12,127)	(6,361)	(22,450)

	5,146,954	4,284,709	10,040,968	7,573,738

Income from continuing operations before income taxes	444,977	271,137	731,123	427,660
Income tax expense	172,688	110,293	309,943	195,576

Income from continuing operations	272,289	160,844	421,180	232,084
Income (loss) from discontinued operations, net of tax	—	(2,074)	—	97,790

Net income	$272,289	158,770	421,180	329,874

Per Common share - Basic
Continuing operations	$1.42	0.84	2.20	1.22
Discontinued operations	—	(0.01)	—	0.51

Total	$1.42	0.83	2.20	1.73

Per Common share - Diluted
Continuing operations	$1.41	0.84	2.18	1.21
Discontinued operations	—	(0.01)	—	0.51

Total	$1.41	0.83	2.18	1.72

Cash dividends per Common share	$0.25	0.25	0.50	0.50

Average Common shares outstanding (thousands)
Basic	191,586	190,747	191,395	190,634
Diluted	193,169	192,381	192,821	192,189

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Operating Activities
Net income	$272,289	158,770	421,180	329,874
(Income) loss from discontinued operations	—	2,074	—	(97,790)

Income from continuing operations	272,289	160,844	421,180	232,084
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	288,212	197,429	580,892	392,198
Amortization of deferred major repair costs	8,969	6,228	16,150	12,729
Expenditures for asset retirements	(17,759)	(34,588)	(25,280)	(36,686)
Dry hole costs	7,567	1,005	29,841	68,476
Amortization of undeveloped leases	27,521	27,930	48,378	53,664
Accretion of asset retirement obligations	7,844	6,164	15,457	12,417
Deferred and noncurrent income tax charges	14,961	25,024	33,233	24,239
Pretax gain from disposition of assets	(113)	(3,570)	(789)	(3,585)
Net decrease (increase) in operating working capital other than cash and cash equivalents	2,034	(238,105)	249,780	(193,135)
Other - net	7,664	(12,982)	78,901	(49,571)

Net cash provided by continuing operations	619,189	135,379	1,447,743	512,830
Net cash required by discontinued operations	—	(2,904)	—	(328)

Net cash provided by operating activities	619,189	132,475	1,447,743	512,502

Investing Activities
Property additions and dry holes	(511,251)	(493,539)	(992,256)	(1,004,897)
Proceeds from sale of assets	247	1,044	1,792	1,160
Purchases of investment securities*	(632,857)	(586,006)	(1,263,026)	(1,185,757)
Proceeds from maturity of investment securities*	725,739	614,887	1,239,290	1,021,415
Expenditures for major repairs	(38,586)	(5,544)	(89,102)	(12,952)
Other - net	(15,530)	(13,415)	(23,110)	(15,251)
Investing activities of discontinued operations
Sales proceeds	—	—	—	78,908
Other	—	—	—	(845)

Net cash required by investing activities	(472,238)	(482,573)	(1,126,412)	(1,118,219)

Financing Activities
Increase (decrease) in notes payable	(19)	535,000	(122,019)	505,000
Decrease in nonrecourse debt of a subsidiary	(2,269)	—	(2,269)	(2,572)
Proceeds from exercise of stock options and employee stock purchase plans	9,178	1,009	14,798	5,429
Excess tax benefits related to exercise of stock options	292	74	483	2,031
Withholding tax on stock-based incentive awards	(1,083)	—	(5,170)	—
Cash dividends paid	(47,889)	(47,687)	(95,700)	(95,326)

Net cash provided (required) by financing activities	(41,790)	488,396	(209,877)	414,562

Effect of exchange rate changes on cash and cash equivalents	(6,314)	41,382	(13,778)	32,128

Net increase (decrease) in cash and cash equivalents	98,847	179,680	97,676	(159,027)
Cash and cash equivalents at beginning of period	299,973	327,403	301,144	666,110

Cash and cash equivalents at end of period	$398,820	507,083	398,820	507,083

*	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2009)

(Millions of dollars)

	June 30, 2010	Dec. 31, 2009

Total current assets	$3,715.8	3,375.7
Total current liabilities	2,723.7	2,181.6
Total assets	13,547.3	12,756.4
Long-term debt	1,226.6	1,353.2
Stockholders’ equity	7,667.0	7,346.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Capital expenditures - continuing operations
Exploration and production
United States	$122.0	140.7	270.4	213.5
Canada	193.4	68.6	351.0	160.5
Malaysia	112.5	213.1	205.4	373.2
Other	36.7	71.7	80.0	177.8

	464.6	494.1	906.8	925.0

Refining and marketing
United States Manufacturing	44.0	21.3	59.8	40.1
United States Marketing	36.0	9.1	66.2	24.9
United Kingdom	28.7	23.2	63.5	37.2

	108.7	53.6	189.5	102.2

Corporate	1.4	0.5	3.1	1.7

Total capital expenditures - continuing operations	574.7	548.2	1,099.4	1,028.9

Charged to exploration expenses*
United States	7.8	3.0	22.9	16.8
Canada	—	0.4	0.7	1.5
Malaysia	8.7	0.5	31.5	14.0
Other	9.1	3.1	16.0	60.1

Total charged to exploration expenses	25.6	7.0	71.1	92.4

Total capitalized	$549.1	541.2	1,028.3	936.5

* Excludes amortization of undeveloped leases of	$27.6	28.0	48.4	53.7

STATISTICAL SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30
	2010	2009	2010	2009
Exploration and Production
Net crude oil, condensate and gas liquids produced – barrels per day	131,983	118,145	135,502	128,673
Continuing operations	131,983	118,145	135,502	126,017
United States	20,755	13,529	21,199	13,399
Canada – light	31	—	41	—
– heavy	5,920	6,923	6,200	7,178
– offshore	12,210	12,441	12,404	13,983
– synthetic	14,499	10,102	13,445	11,774
Malaysia	69,597	71,594	73,824	75,524
United Kingdom	4,103	3,556	4,095	4,159
Republic of the Congo	4,868	—	4,294	—
Discontinued operations	—	—	—	2,656

Net crude oil, condensate and gas liquids sold – barrels per day	131,810	112,538	138,758	123,362
Continuing operations	131,810	112,538	138,758	121,020
United States	20,755	13,529	21,199	13,399
Canada – light	31	—	41	—
– heavy	5,920	6,923	6,200	7,178
– offshore	12,833	16,291	12,509	14,883
– synthetic	14,499	10,102	13,445	11,774
Malaysia	70,351	63,055	76,434	71,234
United Kingdom	3,654	2,638	5,427	2,552
Republic of the Congo	3,767	—	3,503	—
Discontinued operations	—	—	—	2,342

Net natural gas sold – thousands of cubic feet per day	347,806	147,433	345,414	129,471
United States	57,649	48,702	50,764	50,992
Canada	87,862	52,841	83,845	41,340
Malaysia – Sarawak	126,469	—	142,434	—
– Kikeh	69,971	42,797	62,586	34,345
United Kingdom	5,855	3,093	5,785	2,794

Total net hydrocarbons produced – equivalent barrels per day[1]	189,951	142,717	193,071	150,252
Total net hydrocarbons sold – equivalent barrels per day[1]	189,778	137,110	196,327	144,941

Weighted average sales prices
Crude oil, condensate and gas liquids – dollars per barrel[2]
United States	$74.81	$54.94	$75.20	$46.37
Canada[3] – light	74.87	—	76.83	—
– heavy	47.83	41.48	51.01	31.50
– offshore	75.14	56.01	74.98	49.79
– synthetic	75.84	58.72	76.59	50.71
Malaysia[4]	57.71	52.95	57.78	49.04
United Kingdom	77.43	57.51	76.32	51.40
Republic of the Congo	74.27	—	71.48	—
Natural gas – dollars per thousand cubic feet
United States[2]	$4.23	$3.54	$4.88	$4.36
Canada[3]	4.11	2.98	4.44	3.31
Malaysia – Sarawak	5.10	—	4.87	—
– Kikeh	0.23	0.23	0.23	0.23
United Kingdom[3]	5.97	4.48	5.88	5.78

[1]	Natural gas converted on an energy equivalent basis of 6:1.
[2]	Includes intracompany transfers at market prices.
[3]	U.S. dollar equivalent.
[4]	Prices are net of payments under the terms of the production sharing contracts for Blocks SK 309 and K.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Refining and Marketing
Refinery inputs – barrels per day	207,186	248,364	188,497	241,855
United States	158,635	141,710	130,883	139,228
Crude oil - Meraux, Louisiana	119,187	101,718	93,127	100,764
- Superior, Wisconsin	33,662	33,451	32,770	32,505
Other feedstocks	5,786	6,541	4,986	5,959
United Kingdom	48,551	106,654	57,614	102,627
Crude oil - Milford Haven,Wales	45,104	98,865	53,029	98,002
Other feedstocks	3,447	7,789	4,585	4,625

Refinery yields – barrels per day	207,186	248,364	188,497	241,855
United States	158,635	141,710	130,883	139,228
Gasoline	66,087	64,240	54,944	60,101
Kerosine	13,484	10,472	10,493	11,848
Diesel and home heating oils	43,499	41,523	34,441	39,523
Residuals	22,180	14,428	18,072	15,078
Asphalt, LPG and other	12,955	10,048	12,150	11,533
Fuel and loss	430	999	783	1,145
United Kingdom	48,551	106,654	57,614	102,627
Gasoline	8,390	28,104	13,308	25,486
Kerosine	6,843	11,012	8,323	11,659
Diesel and home heating oils	13,577	39,375	15,915	36,632
Residuals	3,958	11,240	5,560	9,703
Asphalt, LPG and other	13,263	13,618	12,006	15,304
Fuel and loss	2,520	3,305	2,502	3,843

Petroleum products sold – barrels per day	508,117	538,596	493,486	521,333
Total United States	459,277	429,821	435,110	418,097
United States manufacturing	163,113	140,643	131,673	133,677
Gasoline	73,741	64,234	62,319	60,100
Kerosine	13,484	10,474	10,493	11,849
Diesel and home heating oils	43,499	42,557	34,441	40,043
Residuals	22,523	14,221	17,965	14,907
Asphalt, LPG and other	9,866	9,157	6,455	6,778
United States marketing	426,888	406,447	410,689	396,411
Gasoline	333,781	321,889	325,232	311,236
Kerosine	11,766	9,265	9,487	12,221
Diesel and other	81,341	75,293	75,970	72,954
United States intercompany elimination	(130,724)	(117,269)	(107,252)	(111,991)
Gasoline	(73,743)	(64,240)	(62,319)	(60,100)
Kerosine	(13,482)	(10,474)	(10,492)	(11,849)
Diesel and other	(43,499)	(42,555)	(34,441)	(40,042)
United Kingdom	48,840	108,775	58,376	103,236
Gasoline	15,535	31,799	16,235	29,669
Kerosine	6,763	9,936	8,314	10,349
Diesel and home heating oils	19,034	41,155	20,358	38,033
Residuals	2,142	11,418	5,192	9,507
LPG and other	5,366	14,467	8,277	15,678

Unit margins per barrel:
United States refining[1]	$0.69	$1.81	$(1.23)	$1.46
United Kingdom refining and marketing	0.52	1.09	(1.65)	0.61

United States retail marketing:
Fuel margin per gallon[2]	$0.162	$0.078	$0.123	$0.064
Gallons sold per store month	316,378	318,116	304,294	308,625
Merchandise sales revenue per store month	$158,586	$138,761	$148,576	$127,819
Merchandise margin as a percentage of merchandise sales	12.9%	12.6%	12.6%	13.2%
Store count at end of period (Company operated)	1,067	1,034	1,067	1,034

[1]	Represents refinery sales realizations less cost of crude and other feedstocks and refinery operating and depreciation expenses.
[2]	Represents net sales prices for fuel less purchased cost of fuel.